Exhibit 10.1


                           COGENCO INTERNATIONAL, INC.
                           Suite 1840, Plaza Tower One
                        6400 South Fiddler's Green Circle
                           Greenwood Village, CO 80111
                   Telephone: 303-758-1357; Fax: 303-759-3553
                        e-mail: DavidBrenman@comcast.net

February 10, 2006
As of January 30, 2006

Bruce G. Miller, CEO & President
DMI BioSciences, Inc.
3601 South Clarkson St., Suite 420
Englewood, CO 80113-3948

         Re: Restated Letter of Intent ("Restated LOI") relating to (1) Proposed Novated & Restated Co-Development Agreement
              ("Novated CODA") and (2) Proposed Cogenco-DMI Merger ("Merger")
              ---------------------------------------------------------------

Dear Bruce:

1. General Matters:
   ----------------

The purpose of this Restated Letter of Intent ("Restated LOI") is to set forth the principal terms pursuant to which Cogenco International, Inc. ("Cogenco") proposes to modify its relationship and enter into certain transactions with DMI BioSciences, Inc. ("DMI").

(a) The parties specifically agree that upon execution of this Restated LOI, the prior Amended Letter of Intent between the parties dated November 5, 2004 and all prior LOIs and subsequent extensions thereto ("Amended LOI") are hereby (and as of the effective date hereof, January 30, 2006), terminated and of no legal effect. The parties further specifically agree that upon execution of the Novated and Restated Co-Development Agreement relating to Multiple Sclerosis, as defined and further described in Paragraph 2 below (the "Novated CODA"), the Original Co-Development Agreement between the parties relating to asthma dated November 21, 2004 (the "CODA") shall be thereby terminated and of no legal effect as of the effective date of the Novated CODA.

(b) To clarify the foregoing statements and as more fully set forth herein, the parties acknowledge that they intend to negotiate and execute the Novated CODA and a Merger Agreement (as defined and further described in Paragraph 2 below) as set forth herein. If the Novated CODA is not executed by February 28, 2006 or if Cogenco fails to make its first Cogenco Mandatory Payment under such Novated CODA by February 28, 2006 (or such other date as determined by DMI herein), then this Restated LOI shall terminate as more fully set forth in Paragraph 8 herein.

(c) Except as specifically set forth herein, this Restated LOI merely constitutes a statement of the mutual intentions of the parties. This Restated LOI does not contain all matters upon which agreement must be reached for the proposed transactions to be consummated and, therefore, does not constitute a binding commitment with respect to the proposed transactions themselves, except as specifically stated herein.

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DMI BioSciences, Inc.
February 10, 2006

(d) The parties wish to avoid any misunderstandings and disputes that might otherwise occur in the event that definitive agreements are not fully negotiated and fully executed. While the parties intend to work toward reaching definitive agreements as set forth herein, in the event definitive agreements are not executed and delivered by the parties, then any party may abandon these negotiations and be relieved of all liabilities and obligations with respect thereto, except with respect to any definitive agreement already concluded by the parties as contemplated herein (such as the Novated CODA). This Restated LOI also does not create a duty on the part of any party to negotiate in good faith toward a binding contract, and may not be relied upon by any party as the basis for a contract by estoppel or otherwise, except to the extent specifically identified herein as binding upon the parties.

(e) The parties acknowledge and agree that the subject matter of the negotiations involve numerous interrelated business and technical factors, and that, except as set forth in this Restated LOI, neither party shall be bound to the other for any performance, payment, license, right, or reliance with respect to the subject matter, unless and until all material terms have been set forth in the definitive agreement(s) described herein or a subsequent definitive agreements (the "Agreements"). All proposals, letters, agreements, points of proposed or actual agreements, "term sheets," memos and charts used or exchanged in the negotiations either shall be reflected in this Restated LOI or a subsequent Agreement(s) or shall be deemed rejected, rescinded and void upon the end of negotiations. Nothing contained in this Restated LOI shall be deemed to limit the scope of the negotiations or the content of any subsequent co-development agreement or Merger Agreement or ancillary agreement. Notwithstanding the foregoing, upon acceptance hereof as described below, the provisions of Paragraph 6 (Disclosure) and Paragraph 7 (Confidentiality) of this Restated LOI shall be legally binding and enforceable in accordance with their terms.

2. Proposed Structure of the Transactions.
   ---------------------------------------

Cogenco and DMI intend to enter into a multi-phase series of transactions as set forth below:

(a) Novated and Restated Co-Development Agreement. Not later than February 28, 2006, Cogenco and DMI shall enter into a definitive co-development agreement with DMI effective as of January 30, 2006 to fund certain ongoing development activities of DMI relating to the treatment of Multiple Sclerosis (the "Novated CODA"). Cogenco and DMI shall enter into the Novated CODA after reaching mutual agreement on the terms and conditions of the Novated CODA including, among others, the following terms:

     (1)  Previous Cogenco Payments Already Made to DMI ("Cogenco Payments
          Made"):
          ----------------------------------------------------------------

          (i) Cogenco paid DMI a non-refundable standstill fee of $100,000 in or before September 2004, which payment DMI has received and will credit to the Novated CODA pursuant to this paragraph;

          (ii) Cogenco paid DMI a non-refundable payment of $500,000 representing reimbursement of some of the research costs incurred by DMI, which payment DMI has received and will credit to the Novated CODA pursuant to this paragraph; and

         (iii) Cogenco paid DMI non-refundable payments totaling $2,500,000, plus an additional non-refundable fee of $150,000, which payments DMI has received and will credit to the Novated CODA pursuant to this paragraph.

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DMI BioSciences, Inc.
February 10, 2006

     (2) Cogenco Mandatory Payments to be Made to DMI under the Novated CODA ("Cogenco Mandatory Payments"):
          --------------------------------------------------------------------

          (i) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before February 28, 2006;
          (ii) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before March 31, 2006;
         (iii) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before July 31, 2006;
          (iv) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before August 31, 2006;
          (v) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before September 30, 2006;
          (vi) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before October 31, 2006; and
         (vii) Cogenco will pay DMI a non-refundable payment of $1,000,000 on or before November 30, 2006.

     (3) Cogenco Research, Development and Milestone Payments to DMI under the Novated CODA ("Cogenco R&D and Milestone Payments") (as will be specifically defined in Novated CODA):
          ---------------------------------------------------------------------

          (i) Cogenco will pay DMI for preclinical research and other development work (as will be defined in the Novated CODA)- actual cost of work plus reasonable overhead, payable in advance on terms to be agreed before the work commences;
          (ii) Cogenco will pay DMI for Phase 1, Phase 2, Phase 2a, Phase 2b, and Phase 3 preclinical and clinical Trials of Product candidates and Phase 4 post-marketing studies of Products (all as will be defined in the Novated CODA) - actual cost of work plus reasonable overhead, payable in advance on terms to be agreed before the work commences;
         (iii) Cogenco will pay DMI a non-refundable milestone payment of $1,000,000 no later than five (5) days after the commencement of the first Phase 1 Clinical Trial of a Product suitable for a Major Market Country (all as will be defined in the Novated
               CODA);
          (iv) Cogenco will pay DMI a non-refundable milestone payment of $2,500,000 no later than five (5) days after the commencement of the first Phase 2a or Phase 2 Clinical Trial of a Product suitable for a Major Market Country (all as will be defined in the Novated CODA);
          (v) Cogenco will pay DMI a non-refundable milestone payment of $5,000,000 no later than five (5) days after the filing of the first NDA or equivalent for a Product in a Major Market Country (all as will be defined in the Novated CODA); and
          (vi) Cogenco will pay DMI a non-refundable milestone payment of $10,000,000 no later than five (5) days after the first Regulatory Approval or equivalent of a Product in a Major Market Country(all as will be defined in the Novated CODA).

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DMI BioSciences, Inc.
February 10, 2006

     (4) Sharing of Revenues: As will be more fully and specifically set forth in the Novated CODA, Cogenco and DMI will share Profits on Sales made by either one of them of Products and will share all payments received from third-party licensees and sublicensees, including licensing fees, sublicensing fees, milestone payments and royalties ("Third Party Payments"). If the parties receive Third Party Payments under the Novated CODA (as a single payment or as an aggregate of payments made) during the period between the execution of the Novated CODA and November 30, 2006 (the date on which the final Cogenco Mandatory Payment is due to be paid to DMI), Cogenco shall share in such Third Party Payments to the extent of its profit share in the Novated CODA at the time of such Third Party Payments (which is based on the amount of Cogenco Mandatory Payments made to date). Any such Third Party Payments shall have no effect on Cogenco's obligations to make Cogenco Mandatory Payments under the Novated CODA. However, Cogenco's obligations to make R&D and Milestone Payments under the Novated CODA may be relieved or reduced as a result of the Third party Payments, as will be more fully set forth in the Novated CODA.

     (5)  Effect of Merger and Merger Failure on Novated CODA and Sharing of
          Revenues:

          (a) Merger: If the Merger described herein occurs after the execution of the Novated CODA, the rights and duties of the Parties under the Novated CODA shall be assumed and performed by post-Merger Cogenco and its management as will be set forth in the Merger Agreement.

          (b) Merger Failure: If the Merger between DMI and Cogenco fails to occur for any reason after the execution of the Novated CODA, and if Cogenco Payments Made and/or Cogenco Mandatory Payments hereunder are subsequently converted to shares of DMI Common Stock, then the amount of Cogenco's cumulative payments in the schedule that will be set forth in Section 8.1 of the Novated CODA shall be reduced by the amount of the payment that is converted into Common Stock, with the result that Cogenco's share of Revenues under the Novated CODA will be reduced and DMI's share of Revenues under this Agreement will be increased accordingly.

(b) Cogenco-DMI Merger and Definitive Merger Agreement. After the execution of this Restated LOI and the Novated CODA, on or before October 30, 2006 (the "Initial Merger Closing Date"), but no later than December 15, 2006 (the "Final Merger Closing Date"), Cogenco and DMI shall complete a merger pursuant to which DMI will become a wholly-owned subsidiary of Cogenco, which the parties currently intend will be structured on a tax free basis pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(E) or other appropriate mutually acceptable provision or financing structure ("Merger"). In accordance therewith, it is anticipated that the following shall occur:

     (1) Immediately following the execution of this Restated LOI and the Novated CODA, the parties shall commence preparation of the definitive Merger Agreement in accordance herewith. Such Merger Agreement shall contain mutually agreeable terms, including, but not limited to, the following:

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DMI BioSciences, Inc.
February 10, 2006

          (i) investment by Cogenco of between $25-50 million in new funds in exchange for DMI common stock as further described in subsections
               (2)-(5) below;
          (ii) approval of a management agreement with current DMI management for minimum of four (4) years and related updated or new employment agreements from the post-Merger entity;
         (iii) approval of a new post-Merger Cogenco/DMI Equity Incentive Plan which includes options, warrants, stock appreciation rights or other mechanisms equivalent to 18% of the Post-Merger Cogenco Shares for all post-Merger Cogenco/DMI employees, management and consultants;
          (iv) approval of the post-Merger Board of Directors and officer compositions; (v) approval of customary covenants, representations and warranties of Cogenco and DMI and their board of directors, management and principal shareholders; and
          (vi) reasonable indemnification and other provisions from the parties.

     (2) Cogenco will form a wholly-owned subsidiary ("NewSub"), which will be funded by Cogenco on or before the Merger Closing with between $25-50 million (or such other amount greater than $25 million mutually agreed upon by the parties) in immediately available funds free and clear of any debts, liens, claims or obligations (the "Cogenco Minimum Funding");

     (3) Cogenco will provide DMI with independent written confirmation of the existence of the mutually agreed upon funding in a mutually agreeable escrow account on or before the Initial Merger Closing Date, including verification that such funds will be available upon the Merger Closing free and clear of all liens, claims, obligations, and the like;

     (4) At the Merger Closing, NewSub will be merged into DMI, with the Cogenco Minimum Funding injected by NewSub at such Merger Closing; and

     (5) The shareholders of DMI as a group on a fully diluted basis at the time of the Merger Closing (the "DMI Shareholders") shall receive in consideration for the surrender of their DMI stock, and the Cogenco shareholders as a group on a fully diluted basis at the time of the Merger Closing (the "Cogenco Shareholders") shall be left with issued and outstanding shares of Cogenco common stock after the Merger (the "Post-Merger Cogenco Shares") equivalent to the percentages set forth below (excluding any effect from a post-Merger Equity Incentive Plan):

          (i) If Cogenco through NewSub injects Cogenco Minimum Funding in the amount of $25 million at the Merger Closing in exchange for DMI shares, then Cogenco Shareholders shall own approximately 37.9% of the Post-Merger Cogenco Shares, and DMI Shareholders shall own approximately 62.1% of Post-Merger Cogenco Shares;
          (ii) If Cogenco through NewSub injects Cogenco Minimum Funding in the amount of $40 million at the Merger Closing in exchange for DMI shares, then Cogenco Shareholders shall own approximately 48.6% of Post-Merger Cogenco Shares, and DMI Shareholders shall own approximately 51.4% of Post-Merger Cogenco Shares;

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DMI BioSciences, Inc.
February 10, 2006

         (iii) If Cogenco through NewSub injects Cogenco Minimum Funding in the amount of $50 million at the Merger Closing in exchange for DMI shares, then Cogenco Shareholders shall own approximately 53.8% of Post-Merger Cogenco Shares, and DMI Shareholders shall own approximately 46.2% of Post-Merger Cogenco Shares; and
          (iv) If Cogenco through NewSub injects Cogenco Minimum Funding in a mutually agreed upon amount other than $25, $40 or $50 million at the Merger Closing in exchange for DMI shares, then the ownership percentages of the respective Cogenco Shareholders and DMI Shareholders of Post-Merger Cogenco Shares shall be determined by the parties using the same calculations and assumptions used to obtain the percentages in subsections (i)-(iii) above.

     (6) Both parties further intend that the post-Merger NewSub and parent Cogenco shall use any cash in pre-Merger and post-Merger Cogenco and NewSub for its ongoing bio-pharmaceutical developmental and operational activities as set forth in the DMI business plan as of the date of the Merger Closing, as revised and supplemented by the DMI and the post-Merger Cogenco Management Team and Board of Directors approved by the parties in the definitive Merger Agreement.

     (7) Within one year after the conclusion of the Merger, the parties intend that post-Merger Cogenco shall undertake discussions with investment banking firms in connection with a possible secondary offering and/or file an application for listing of its shares for trading on a national stock exchange, such as the New York Stock Exchange, American Stock Exchange or NASDAQ National Market, or the NASDAQ Capital Market or other exchange as the post-Merger Board of Directors may determine.

(c) Special Circumstances in the event of Merger Failure Regarding the Cogenco Payments Made. In the event Cogenco and DMI do not complete the Merger by the Final Merger Closing Date for any reason, or if this Restated LOI terminates for any reason set forth in Paragraph 8, then the total of the Cogenco Payments Made shall be convertible at Cogenco's option into One Million (1,000,000) Shares of DMI Common Stock, no par value ("DMI Conversion Shares"), subject to the provisions set forth below:

     (1) Within ten (10) business days after the Final Merger Closing Date, DMI will issue and deliver to Cogenco a Conversion Certificate entitling Cogenco to convert the Cogenco Payments Made to 1,000,000 DMI Conversion Shares. No fractional shares or scrip representing fractional shares shall be issued in connection with such conversion of the Cogenco Payments Made. Cogenco shall not be entitled to any voting rights or other rights as a stockholder of DMI prior to the time of conversion.

     (2) During the period beginning May 1, 2007 and ending September 28, 2007, Cogenco shall provide thirty (30) days written notice of Cogenco's intent to exercise its Cogenco Payments Made Conversion Certificate to obtain DMI Conversion Shares, and DMI will issue and deliver to Cogenco within thirty (30) days thereafter a stock certificate

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DMI BioSciences, Inc.
February 10, 2006

          representing 1,000,000 DMI Conversion Shares. Unless such notice of conversion is given by Cogenco to DMI on or before 5:00 p.m. on Friday, September 28, 2007, such conversion option will expire and DMI will have no further obligation to Cogenco regarding Cogenco Payments Made.

     (3) The issuance by DMI of the DMI Conversion Shares will be made in reliance upon Cogenco's representations to DMI as more fully set forth in Paragraph 2(e) below and the additional provisions as more fully set forth in Paragraph 2(f) below.

(d) Special Circumstances in the event of Merger Failure Regarding Cogenco Mandatory Payments. In the event Cogenco and DMI do not complete the Merger on or before the Final Merger Closing Date for any reason, then the total Cogenco Mandatory Payments previously made to DMI shall be convertible at Cogenco's option to up to Two Million (2,000,000) DMI Conversion Shares, subject to the provisions set forth below:

     (1) Within ten (10) business days after the Final Merger Closing Date, DMI will issue and deliver to Cogenco a Conversion Certificate entitling Cogenco to convert the Cogenco Mandatory Payments to a specified number of DMI Conversion Shares based on the amount of Cogenco Mandatory Payments paid to DMI before the Final Merger Closing Date, in the specific amounts as more fully set forth below.

          (i) $1,000,000 Cogenco Mandatory Payments = 285,715 DMI Conversion Shares
          (ii) $2,000,000 Cogenco Mandatory Payments = 571,430 DMI Conversion Shares
         (iii) $3,000,000 Cogenco Mandatory Payments = 857,145 DMI Conversion Shares
          (iv) $4,000,000 Cogenco Mandatory Payments = 1,142,860 DMI Conversion Shares
          (v) $5,000,000 Cogenco Mandatory Payments = 1,428,575 DMI Conversion Shares
          (vi) $6,000,000 Cogenco Mandatory Payments = 1,714,290 DMI Conversion Shares
         (vii) $7,000,000 Cogenco Mandatory Payments = 2,000,000 DMI Conversion Shares

          No fractional shares or scrip representing fractional shares shall be issued in connection with such conversion of the Cogenco Mandatory Payments. Cogenco shall not be entitled to any voting rights or other rights as a stockholder of DMI prior to the time of conversion.

     (2) During the period beginning May 1, 2007 and ending September 28, 2007, Cogenco shall provide thirty (30) days written notice of Cogenco's intent to exercise its Cogenco Mandatory Payments Conversion Certificate to obtain DMI Conversion Shares, and DMI will issue and deliver to Cogenco within thirty (30) days thereafter a stock certificate representing such DMI Conversion Shares. Unless such notice of conversion is given by Cogenco to DMI on or before 5:00 p.m. on Friday, September 28, 2007, such conversion option will expire, and DMI shall have no further obligation to Cogenco regarding Cogenco Mandatory Payments.

     (3) The issuance by DMI of the DMI Conversion Shares will be made in reliance upon Cogenco's representations to DMI as more fully set forth in Paragraph 2(e) below and the additional provisions as more fully set forth in Paragraph 2(f) below.

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DMI BioSciences, Inc.
February 10, 2006

(e) Securities Act Representations by Cogenco in Connection with Potential Issuance of DMI Conversion Shares.
    -----------------------------------------------------------------------

     (1) The issuance by DMI of the DMI Conversion Shares will be made in reliance upon Cogenco's representation to DMI, which by Cogenco's execution of the Novated CODA and the relevant Conversion Certificate it hereby confirms or will confirm, that the DMI Conversion Shares, if any, purchased by Cogenco will be acquired for investment for Cogenco's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Cogenco has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Restated LOI, the Novated CODA and the relevant Conversion Certificate, Cogenco further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the DMI Conversion Shares, if issued. Cogenco has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Restated LOI and the Novated CODA. Cogenco further represents that it has had an opportunity to ask questions and receive answers from DMI regarding the terms and conditions of the offering of the DMI Conversion Shares. Cogenco is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the DMI Conversion Shares, if issued. Cogenco also represents it has not been organized solely for the purpose of acquiring the DMI Conversion Shares.

     (2) The issuance by DMI of the DMI Conversion Shares will be made in further reliance upon Cogenco's representation to DMI, which by Cogenco's execution of this Restated LOI, the Novated CODA and the relevant Conversion Certificate it hereby confirms or will confirm, that Cogenco is an investor that has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the DMI Conversion Shares as set forth in Rule 506(b)(2)(ii) of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act. Cogenco further represents that it did not receive notification of the opportunity to acquire any interest in DMI through any form of public advertising or general solicitation. Cogenco understands that (i) the DMI Conversion Shares will not be registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Cogenco must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the DMI Conversion Shares, if issued, will be endorsed with the following legends:

               (x) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED; and

               (y) Any legend required to be placed thereon by DMI's Bylaws or under applicable state securities laws.

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DMI BioSciences, Inc.
February 10, 2006

     (3) Cogenco understands that the DMI Conversion Shares, when issued, will be restricted securities under the federal securities laws inasmuch as they are being acquired from DMI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Cogenco is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Without in any way limiting the representations set forth above, Cogenco further represents, warrants and agrees that it will not make any disposition of all or any portion of the Shares unless:

          (i) there is then in effect a registration statement under the Securities Act (a "Registration Statement"), covering such proposed disposition and such disposition is made in accordance with such Registration Statement;
          (ii) the disposition is made pursuant to Rule 144 or similar provisions of federal securities laws as in effect from time to time; or
         (iii) it shall have (i) notified DMI of the proposed disposition and
               (ii) if requested by DMI, furnished DMI with an opinion of counsel, reasonably satisfactory to DMI, that such disposition will not require registration of such Securities under the Securities Act.

     (4) Cogenco, if requested by DMI or the managing underwriter of an offering by DMI of Common Stock or other securities of DMI pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of the Securities or any securities of DMI held by Cogenco for a specified period of time (not to exceed 180 days, except under circumstances in which all other current stockholders of DMI are similarly restricted) following the effective date of such Registration Statement.

(f) Additional ProvisionsRegarding DMI Conversion Shares Issuable upon Merger Failure.
     -------------------------------------------------------------------------

     (1) The number of DMI Conversion Shares issuable to Cogenco hereunder assumes that 18,000,000 shares of DMI Common Stock are issued and outstanding as of the conversion date. Moreover, as will be more fully set forth in the Merger Agreement and ancillary documents, the number of DMI Conversion Shares issuable after a Merger Failure will be subject to adjustment from time to time upon the happening of certain events such as dividend payments or distributions, subdivisions, combination or recapitalization (including any such reclassification in connection with a consolidation or merger in which DMI is the continuing corporation).

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DMI BioSciences, Inc.
February 10, 2006

     (2) If Cogenco elects after the failure of the Merger to convert any Cogenco Payments Made or Cogenco Mandatory Payments into DMI Conversion Shares, then the amount of Cogenco's cumulative payments in the schedule to be set forth in Section 8.1 of the Novated CODA shall be reduced by the amount of the payment that is converted into DMI Conversion Shares, with the result that Cogenco's share of Revenues under the Novated CODA will be reduced and DMI's share of Revenues under this Agreement will be increased accordingly; and

3. Due Diligence and Access to Information. Cogenco and DMI shall continue their due diligence investigations. Each party to this agreement intends to continue to provide the other party, its counsel, accountants and investment bankers and their respective agents complete access to facilities, books and records and cause its employees, accountants, and other representatives to cooperate fully with the other party, its investment bankers and their respective agents in connection with the other party's due diligence investigation. DMI and Cogenco shall provide each other and their respective counsel, accountants and investment bankers with all information which may be necessary to prepare any registration statement or other filings or documents which may be required in connection with the proposed transactions.

4. Expenses. Cogenco and DMI shall each be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees) incurred in connection with the proposed transactions described herein, including expenses of its representatives, incurred at any time in connection with the proposed transactions.

5. Contingencies and Conditions. The proposed Merger transaction contemplated by this Restated LOI on or before the Final Merger Closing Date is subject to and shall be contingent on:

(a) the absence of any material adverse change in DMI's or Cogenco's business, financial condition, prospects, assets or operations since December 31, 2005 except as is already known by the parties as of the date hereof, assuming that the parties have obtained full cooperation from each other regarding information prior to December 31, 2005;

(b) the results of DMI's and Cogenco's due diligence investigations being satisfactory to each of them in all material respects and in each party's sole discretion;

(c) the execution of irrevocable and timely undertakings to accept the proposed transactions by the shareholders of each party representing the required percentage of shares outstanding necessary to approve the transaction, as provided in the respective articles of incorporation and/or by-laws of the parties;

(d) timely approval of the transactions by the respective boards of directors of the parties;

(e) assuming execution of the Novated CODA, continued compliance with the Novated CODA prior to the Merger Closing, including the making of Cogenco Mandatory Payments to DMI as described herein and in the Novated CODA;

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DMI BioSciences, Inc.
February 10, 2006

(f) the lack of any material lines of credit, loans, liens, debts or obligations of any kind on the books of Cogenco or NewSub prior to the proposed Merger;

(g)  receipt of all necessary United States regulatory approvals;

(h) completion of all necessary audits for DMI for the periods through September 30, 2005 and the filing of any necessary regulatory disclosures by Cogenco through the date of the proposed Merger; and

(i) other matters to be mutually agreed upon by the parties and set forth in the definitive agreement.

Until the Novated CODA has been consummated or withdrawn and the Restated LOI has been terminated, DMI and Cogenco each intend to conduct their respective businesses only in the ordinary course.

6. Disclosure. The parties shall not disclose to anyone (unless required by law or by any regulatory authority) the existence of discussions regarding the transactions contemplated hereunder or their terms, except to employees of DMI and Cogenco, counsel and other advisers who have a need to know and agree to maintain such confidentiality. No announcements shall be made regarding the contents of this Restated LOI or the Merger Agreement (or any aspect of the same) with or without information as to the parties hereto, without prior consultation between the parties and mutual agreement as to the terms thereof. To the extent practicable, Cogenco shall continue to seek confidential treatment in Cogenco's public filings for the terms of the Novated CODA or other DMI proprietary information, with the cooperation of DMI.

7. Confidentiality. Any information disclosed by either party to the other in connection with the respective due diligence investigations or the negotiation of the proposed transactions, which information is not public information or otherwise known to the party to whom it is disclosed, shall be deemed to be the confidential information of the disclosing party and shall be used by the party to whom it is disclosed only for purposes of evaluating the transactions described in this Restated LOI and the preparation of any registration statement or other private placement documents or filings which may be required in connection with the proposed transactions.

8. Termination. This Restated LOI may be terminated:

(a)  by mutual written consent of DMI and Cogenco; or

(b)  if the Novated CODA has not been executed by February 28, 2006; or

(c) upon written notice by DMI to Cogenco that Cogenco has failed to make timely Cogenco Mandatory Payments pursuant to an executed Novated CODA, and Cogenco's failure to cure such failure within five days after such written notice (or such other longer time as may determined by DMI in its sole discretion in a written notice); or

(d) upon written notice by DMI to Cogenco that the Merger Closing has not occurred on or before the Final Merger Closing Date, unless extended by DMI in its sole discretion; or

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DMI BioSciences, Inc.
February 10, 2006

(e) upon written notice by either party, if it determines, in its discretion, that one or more of the contingencies set forth herein cannot be satisfied within the time provided or if some other unsatisfactory material information has come to either party's attention that, in the sole discretion of such party, requires the termination of this Restated LOI.

Upon termination of this Restated LOI, the parties shall have no further obligations hereunder, except as specifically stated herein, including the issuance of DMI Conversion Shares to Cogenco pursuant to the procedures set forth in Paragraph 2(c)-(f) above.

9. Other Provisions. This Restated LOI may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Restated LOI will be governed by and construed in accordance with the internal laws of the State of Colorado. Each party acknowledges that it has been represented by counsel in connection with this Restated LOI and the transactions contemplated by this Restated LOI. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Restated LOI against the party that drafted this Restated LOI has no application and is expressly waived. This Restated LOI embodies the entire agreement and understanding of the parties and as noted herein, supersedes all prior agreements or understandings with respect to the subject matter of this Restated LOI, other than the Confidentiality Agreement dated March 1, 2004, which shall continue to remain in effect.



If you are agreeable to proceeding on this basis, please sign and date this Restated LOI in the space provided below and return a signed copy to the undersigned.

Very truly yours,

COGENCO INTERNATIONAL, INC., a Colorado corporation


By:    /s/  David W. Brenman
       ---------------------------
       David W. Brenman, President


Acknowledged and agreed to effective as of the 30th day of January, 2006:

DMI BIOSCIENCES, INC., a Colorado corporation


By:    /s/  Bruce G. Miller
       --------------------------------
       Bruce G. Miller, CEO & President

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